Exhibit 2.1(c)

AGREEMENT OF MERGER

Merging

MULLEN ACQUISITION, INC.

with and into

MULLEN AUTOMOTIVE INC.

This Agreement of Merger is entered into by and between MULLEN AUTOMOTIVE INC., a California corporation (the "Surviving Corporation"), MULLEN ACQUISITION, INC., a California corporation (the "Merging Corporation"), and NET ELEMENT, INC., a Delaware corporation ("Parent").

1.	Surviving Corporation is a California corporation organized on May 14, 2021, corporation number C4158411.
2.

Surviving Corporation’s issued and outstanding shares total (i) 67,860,246 shares of common stock ("Surviving Corporation Common Stock"), (ii) 1,500,250 shares of Series A preferred stock ("Surviving Corporation Series A Preferred Stock"), (iii) 71,516,534 shares of Series B preferred stock ("Surviving Corporation Series B Preferred Stock"), and no shares of Series C preferred stock (and ("Surviving Corporation Series C Preferred Stock" and collectively all such shares are referred to herein as "Surviving Corporation Securities").

3.	Merging Corporation is a California corporation, organized on August 3, 2020, corporation number C4622774.
4.	Merging Corporation has one (1) share of common stock ("Merging Corporation Common Stock") issued and outstanding.
5.	Parent is a Delaware corporation organized on October 2, 2012.
6.

At the Effective Time (as defined below), Merging Corporation shall be merged with and into Surviving Corporation (the "Merger") and Surviving Corporation shall become a wholly-owned subsidiary of Parent.

7.

At the Effective Time, as a result of the Merger and without any action on the part of Surviving Corporation, Merging Corporation or Parent, each share of Merging Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of Surviving Corporation Common Stock and no consideration shall be paid therefor.

8.

At the Effective Time, as a result of the Merger and without any action on the part of Surviving Corporation, Merging Corporation or Parent, each share of Surviving Corporation Common Stock, each share of Surviving Corporation Series A Preferred

Stock, each share of Surviving Corporation Series B Preferred Stock, and each share of Surviving Corporation Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to a number of shares of Parent Common Stock, Parent Series A Preferred Stock, Parent Series B Preferred Stock, and Parent Series C Preferred Stock, determined in accordance with that certain Second Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2021, by and among Surviving Corporation, Merging Corporation, Parent, and Mullen Technologies, Inc., a California corporation, as the same may be further amended, restated, or modified from time to time. All Surviving Corporation Securities, when so cancelled and converted, will be retired and cease to exist and each holder thereof shall cease to have any rights with respect thereto.

9.	At the Effective Time, the articles of incorporation (the "Articles") of Surviving Corporation shall be shall be restated to read as set forth in Exhibit A hereto.

The Articles as so amended shall be the Articles of Surviving Corporation until thereafter amended as provided by applicable law.

10.

The bylaws of Surviving Corporation, as in effect immediately prior to the Effective Time, shall continue to be the bylaws of Surviving Corporation (other than changing the name therein to "Ottava Automotive, Inc.") until thereafter changed or amended as provided by the Articles or the bylaws of Surviving Corporation or by applicable law.

11.

At the Effective Time, as a result of the Merger and without any action on the part of Surviving Corporation, Merging Corporation or Parent, all shares of Merging Corporation Common Stock will be cancelled and retired without any consideration whatsoever therefor.

12.

At the Effective Time, the separate existence of Merging Corporation shall cease and all of the property, rights, privileges, immunities, powers, franchises, licenses and authority of each of Surviving Corporation and Merging Corporation shall vest in the Surviving Corporation, and all debts, restrictions, duties and other liabilities of each of Surviving Corporation and Merging Corporation shall become the debts, restrictions, duties and other liabilities of the Surviving Corporation.

13.

Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the Merger.

14.	The effect of the Merger is as prescribed by law.
15.	The Merger shall be effective as of 12:01am Pacific Time on November 5, 2021 (the "Effective Time").

[Signature page follows.]

IN WITNESS WHEREOF the parties have executed this Agreement of Merger as of the _3rd_ day of November, 2021.

SURVIVING CORPORATION

Mullen Automotive Inc.

By:	/s/ David Michery
David Michery, Chief Executive Officer

By:	/s/ Mary Winter
Mary Winter, Secretary

MERGING CORPORATION

Mullen Acquisition, Inc.

By:	/s/ Oleg Firer
Oleg Firer, Chief Executive Officer

By:	/s/ Oleg Firer
Oleg Firer, Secretary

PARENT

Net Element, Inc.

By:	/s/ Oleg Firer
Oleg Firer, Chief Executive Officer

By:	/s/ Steven Wolberg
Steven Wolberg, Secretary

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

MULLEN AUTOMOTIVE, INC.

ONEThe name of the corporation is OTTAVA AUTOMOTIVE, INC.

TWOThis corporation is authorized to issue one class of shares of capital stock, designated "Common Stock" of which this corporation is authorized to issue a total of one hundred (100) shares.

THREEThe purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

FOURThe liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. If the California General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the California General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

FIVEThis corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

Certificate of Approval

of

Agreement of Merger

David Michery and Mary Winter hereby certify that:

1.	They are the chief executive officer and secretary, respectively, of Mullen Automotive Inc. ("Mullen Automotive"). Mullen Automotive is a California corporation, number C4158411.
2.	The board of directors of Mullen Automotive duly approved the principal terms of the Agreement of Merger in the form submitted herewith.
3.

Mullen Automotive has four classes of authorized shares of which three classes were entitled to vote on the merger as of the record date of September 7, 2021 (the "Record Date"). The number of shares of Common Stock issued and outstanding and entitled to vote on the merger totaled 67,860,246 shares. The number of shares of Series A Preferred Stock issued and outstanding and entitled to vote on the merger totaled 1,500,250 shares. The number of shares of Series B Preferred Stock issued and outstanding and entitled to vote on the merger totaled 71,516,534 shares. Mullen Automotive had no shares of Series C Preferred Stock issued and outstanding as of the Record Date and therefore, no shares of Series C Preferred Stock were entitled to vote on the merger.

4.

Shareholders duly approved the principal terms of the Agreement of Merger by the affirmative vote of (i) 55% of the outstanding shares of Common Stock, (ii) 100% of the outstanding shares of Series A Preferred Stock, and (iii) 100% of the outstanding shares of Series B Preferred Stock the corporation, which equaled or exceeded the vote required. No shares of Series C Preferred Stock were issued and outstanding as of the Record Date.

[Signature page follows.]

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Approval of Mullen Automotive Inc. are true and correct of our own knowledge.

Dated this _3rd_ day of November, 2021.

/s/ David Michery
David Michery
Chief Executive Officer

/s/ Mary Winter
Mary Winter
Secretary

Certificate of Approval

of

Agreement of Merger

Oleg Firer and Steven Wolberg hereby certify that:

1.	He is the chief executive officer and secretary of Mullen Acquisition, Inc. ("Merger Sub"). The Company is a California corporation, number C4622774.
2.	The board of directors of the corporation duly approved the principal terms of the Agreement of Merger in the form submitted herewith.
3.	Merger Sub has only one class of shares issued and outstanding and entitled to vote on the merger. The number of such shares totaled one (1) share of common stock.
4.

The sole shareholder duly approved the principal terms of the Agreement of Merger by the affirmative vote of 100% of the outstanding shares of the corporation, which equaled or exceeded the vote required.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated this 3rd day of November, 2021.

/s/ Oleg Firer
Oleg Firer
Chief Executive Officer

/s/ Oleg Firer
Oleg Firer
Secretary